                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant { X }
Filed by a Party other than the Registrant {   }

Check the appropriate box:

{     }   Preliminary Proxy Statement
{     }   Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
{  X  }   Definitive Proxy Statement
{     }   Definitive Additional Materials
{     }   Soliciting Material Pursuant to §240.14a-12

                            AMREP CORPORATION
          ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         ----------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{  X  }   No fee required.
{     }   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
             and 0-11.
          1) Title of each class of securities to which transaction applies:

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          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of  its filing.

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                                AMREP CORPORATION

                            (An Oklahoma corporation)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               September 21, 2004

NOTICE IS HEREBY  GIVEN that the 2004 Annual  Meeting of  Shareholders  of AMREP
Corporation  (the "Company")  will be held at the Conference  Center at Normandy
Farm,  Route 202 and Morris Road, Blue Bell,  Pennsylvania on September 21, 2004
at 9:00 A.M. for the following purposes:

          (1)  To elect two directors; and

          (2)  To consider and act upon such other business as may properly come before the meeting.

     In accordance with the By-Laws,  the Board of Directors has fixed the close of  business  on July  27,  2004 as the  record  date for the  determination  of shareholders of the Company entitled to notice of and to vote at the meeting and any adjournment  thereof.  The list of such  shareholders  will be available for inspection  by  shareholders  during  the ten days  prior to the  meeting at the offices of the Company, 641 Lexington Avenue, Sixth Floor, New York, New York.

     Whether or not you expect to be present at the meeting,  please mark,  date and sign the enclosed  proxy and return it to the Company in the  self-addressed envelope  enclosed for that purpose.  The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                            By Order of the Board of Directors

                                            Peter M. Pizza, Secretary

Dated:       July 29, 2004
             New York, New York

                                AMREP CORPORATION
                              641 Lexington Avenue
                            New York, New York 10022
                           __________________________

                                 PROXY STATEMENT
                           __________________________

                         ANNUAL MEETING OF SHAREHOLDERS

                  To be Held at 9:00 A.M. on September 21, 2004

     This Proxy  Statement is furnished in connection  with the  solicitation of proxies by the Board of Directors of AMREP  Corporation  (the "Company") for use
at the Annual Meeting of Shareholders of the Company to be held on September 21,
2004, and at any  continuation  or adjournment  thereof (the "Annual  Meeting").
Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the  revocation,  by submitting a proxy bearing a later date or by attending the Annual  Meeting and voting.  This
Proxy Statement and the accompanying Notice of Annual Meeting and proxy form are first being sent to shareholders on or about August 3, 2004.

     All properly  executed,  unrevoked  proxies in the enclosed  form which are received in time will be voted in accordance with the  shareholders'  directions and,  unless  contrary  directions are given,  will be voted for the election as directors of the nominees named below.  The presence,  in person or by proxy, of the holders of a majority of the outstanding  shares of Common Stock  authorized to vote will  constitute a quorum for the  transaction of business at the Annual
Meeting.  Abstentions will be counted in determining whether a quorum is present at the Annual Meeting.  Directors are elected by a plurality of the votes of the shares  present  in person or  represented  by proxy at the Annual  Meeting  and entitled to vote on the election of directors, and abstentions have no effect.

     A copy of the 2004  Annual  Report of the Company for the fiscal year ended
April  30,  2004,  including  financial   statements,   accompanies  this  Proxy
Statement.  Such  Annual  Report  does  not  constitute  a  part  of  the  proxy solicitation material.

     Only  shareholders of record at the close of business on July 27, 2004, the date  fixed by the  Board of  Directors  in  accordance  with the  By-Laws,  are entitled to vote at the Annual  Meeting.  As of July 27,  2004,  the Company had
issued and  outstanding  6,611,112  shares of Common  Stock,  par value $.10 per share.  Each share of Common  Stock is  entitled  to one vote on matters to come before the Annual Meeting.

                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth in the following table is information concerning the ownership as of July 27, 2004 of the Common  Stock of the Company by the persons  who, to the knowledge  of the  Board of  Directors,  own  beneficially  more  than 5% of the outstanding  shares.  The table also sets forth the same information  concerning the  beneficial  ownership  by all  directors  and  executive  officers.  Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares  beneficially owned by them. In the case of directors and executive officers,  the information below has been provided by such persons at the request of the Company.

Name and Address                      Shares Owned                     % of
of Beneficial Owner                   Beneficially(1)                  Class
-------------------                   ------------                     -----

Nicholas G. Karabots (Director)       3,632,453  (2)                    55.0
P.O. Box 736
Fort Washington, PA 19034

Albert V. Russo (Director)            1,261,970  (3)                    19.1
Lena Russo, Clifton Russo,
Lawrence Russo
American Simlex Company
401 Broadway
New York, NY 10012

Dimensional Fund Advisors Inc.          458,136  (4)                     6.9
1299 Ocean Avenue
Santa Monica, CA 90401

Other Directors and
Executive Officers
Jerome Belson                             7,250                           *
Edward B. Cloues II                       9,250                           *
Lonnie A. Coombs                          6,250                           *
Michael P. Duloc                          5,000  (5)                      *
Peter M. Pizza                               -                            -
Samuel N. Seidman                         7,250                           *
James Wall                                8,057  (6)                      *

Directors and Executive Officers
 as a Group   (9 persons)             4,937,480  (2),(3),(5),(6)       74.6
_____________________________
*        Indicates less than 1%.
(1)  The  shareholdings  include the following shares which certain of the named shareholders have the right to acquire pursuant to options issued under the

                                      -2-

     Company's  Non-Employee  Directors  Option  Plan:  500  shares  for each of
     Messrs. Karabots, Albert V. Russo, Belson, Cloues, Coombs and Seidman which are subject to options which will become exercisable on September 23, 2004, and an additional 1,000 shares for Mr. Russo which are subject to presently exercisable options.
(2)  Includes  580,165  shares  owned  by The  Karabots  Foundation,  a  private non-profit  corporation  founded  by Mr.  Karabots  and of  which he is the
     President,  Foundation  Manager  and  one of two  directors.  Mr.  Karabots disclaims  beneficial  ownership  of  the  shares  owned  by  The  Karabots
     Foundation.
(3)  Albert V. Russo, Lena Russo, Clifton Russo and Lawrence Russo have reported that they share  voting  power as to these shares and that each of them has sole  dispositive  power  as  to  the  following  numbers  of  such  shares representing  the indicated  percentages of the  outstanding  Common Stock:
     Albert V.  Russo - 677,491  (10.3%);  Lena Russo - 58,740  (0.9%);  Clifton
     Russo - 270,617 (4.1%); and Lawrence Russo - 255,122 (3.9%).
(4)  Dimensional  Fund Advisors Inc.  ("Dimensional"),  a registered  investment advisor,  is deemed to have  beneficial  ownership of these shares,  all of which are held in portfolios  of four  registered  investment  companies or other investment  vehicles,  including  commingled group trusts,  for which
     Dimensional serves as investment manager or investment advisor. Dimensional disclaims beneficial ownership of all such shares.
(5)  Held jointly with Mr. Duloc's spouse.
(6)  Includes 287 shares held in the Company's  Savings and Salary Deferral Plan allocated to the account of Mr. Wall.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is a  classified  board  divided into three classes - Class I consisting of two directors,  Class II consisting of two directors and Class III consisting of three  directors.  Each class of directors serves for a term of three years. At this Annual Meeting, two Class II directors will be  elected  to serve  until  the  2007  Annual  Meeting  and  until  their successors are elected and  qualified.  Although the Board of Directors does not expect that  either of the persons  named will be unable to serve as a director, should  either of them become  unavailable  for election it is intended that the shares  represented  by proxies in the  accompanying  form will be voted for the election of a substitute nominee or nominees selected by the Board.

     The following  table sets forth  information  regarding the nominees of the
Board of Directors for election and the  directors  whose terms of office do not expire this year.

                                      -3-

                                Year First
                                Elected As  Principal Occupation For Past
Name                     Age    A Director  Five Years and Current Directorships
----                     ---    ----------  ------------------------------------

Nominees to serve  until the 2007 Annual Meeting (Class II)

Samuel N. Seidman         70       1977     President of Seidman & Co., Inc.,
                                            economic consultants and investment
                                            bankers;  Director, Chairman of the
                                            Board and  Chief  Executive Officer
                                            of Productivity Technologies Corp.,
                                            manufacturer of metal forming  and
                                            handling automation equipment and a
                                            wirer of  control panels.

Lonnie A. Coombs          56       2001     Certified Public Accountant, Lonnie
                                            A. Coombs, CPA, accounting, tax and
                                            business  consulting services.

Directors continuing in office until the 2005 Annual Meeting (Class III)

Jerome Belson             78       1967     Chairman of the Board and President
                                            of Associated Builders and Owners of
                                            Greater New York, Inc., a trade
                                            association; and, through 2003,
                                            Chairman of the Board of WE Media,
                                            Inc.(magazine on lifestyle of people
                                            with disabilities)

Nicholas G. Karabots      71       1993     Chairman of the Board and Chief
                                            Executive Officer of Kappa Media
                                            Group, Inc., Spartan  Organization,
                                            Inc., Jericho  National  Golf Club,
                                            Inc. and other  private companies,
                                            which companies are engaged
                                            primarily in the publishing,
                                            printing, recreational sports and
                                            real estate businesses.

Albert V. Russo            50      1996     Managing Partner, Russo Associates,
                                            Pioneer Realty, 401 Broadway Realty
                                            Company and related real estate
                                            entities; Partner, American Simlex
                                            Company, textile exports.

                                      -4-

                                Year First
                                Elected As  Principal Occupation For Past
Name                     Age    A Director  Five Years and Current Directorships
----                     ---    ----------  ------------------------------------

Directors continuing in office until the 2006 Annual Meeting (Class I)

Edward B. Cloues II        56      1994     Chairman and Chief Executive Officer
                                            of K-Tron International, Inc.,  a
                                            material handling equipment
                                            manufacturer; Director of  K-Tron
                                            International, Inc., Penn Virginia
                                            Corporation and Penn Virginia
                                            Resource GP, the general partner of
                                            Penn Virginia Resource Partners,
                                            L.P.

James Wall                 67      1991     Chairman of the Board, President and
                                            Chief Executive Officer of AMREP
                                            Southwest Inc., a wholly-owned
                                            subsidiary of the Company;  Senior
                                            Vice President of the Company.

     Each director has served  continuously since the year in which he was first elected.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Company's Common Stock is listed on the New York Stock Exchange and the
Company  is  subject  to the  Exchange's  Corporate  Governance  Standards  (the
"Governance Standards"). The Governance Standards, among other things, generally require a listed company to have independent directors within the meaning of the
Governance  Standards as a majority of its board of directors  and for the board to have a nominating/corporate governance committee and a compensation committee
composed  entirely  of  independent   directors.   However,  the  Company  is  a
"controlled  company"  within the meaning of the  Governance  Standards  because
Nicholas G.  Karabots  and  entities  related to him have the power to vote more than a majority of the outstanding  Common Stock,  and the Governance  Standards permit a controlled company to choose not to comply with those requirements. The
Board has chosen not to have a nominating/corporate  governance committee. Also, the Board has chosen not to comply with the Governance  Standards  applicable to compensation  committees.  Although the Board's Human Resources Committee acts a compensation  committee,  not all of its members are independent directors as is required by the Governance Standards.

     Mr.  Karabots  does  not  qualify  as an  independent  director  under  the
Governance Standards because his son-in-law,  Michael P. Duloc, is the President
of  Kable  News   Company,   Inc.,  a  principal   subsidiary  of  the  Company.
Additionally,  Kable News Company,  Inc.  provides  distribution and fulfillment

                                      -5-

services  to  publishers  owned by Mr.  Karabots  (see  "Compensation  Committee
Interlocks and Insider Participation" at page 11 of this Proxy Statement).

     The Board has determined that Messrs.  Belson,  Cloues,  Coombs,  Russo and
Seidman are independent  directors.  In making these  determinations,  the Board concluded that none of these  directors has had any material  relationship  with the Company  other than as a director  for more than the past three  years.  The
Board has been informed that Mr. Coombs,  who is a certified public  accountant, for many years has  provided,  and expects to continue to provide,  business and tax consulting services to companies owned by Mr. Karabots,  including companies which are customers of Kable News Company, Inc., and that the revenues from such
services  have   accounted  for  from  6.9%  to  16.5%  of  Mr.  Coombs'  annual professional service revenues over the past three years.  However, the Board has concluded that Mr. Coombs'  relationship  with Mr. Karabots and his companies is as an independent contractor,  and not as an employee,  partner,  shareholder or officer,  and  would  not  interfere  with  Mr.  Coombs'  independence  from the
Company's management.

     The  nominees  of the Board of  Directors  for  election as  directors  are selected by the whole Board.  The Board has no charter  addressing  the director nomination process nor any specific  qualifications for nominees to meet. If the
Board  determines  in the future to seek any new  director it will  consider the qualifications for the position at that time. The Board will consider candidates for director recommended by shareholders on the same basis as any other proposed nominees.  Any  shareholder  desiring to propose a candidate  for selection as a nominee  of the Board  for  election  at the 2005  Annual  Meeting  may do so by sending a written  communication no later than May 1, 2005 to AMREP Corporation,
641  Lexington  Ave.,  New  York,  NY  10022,  Attention:  Corporate  Secretary,
identifying the proposing shareholder, specifying the number of shares of Common
Stock held and  stating  the name and  address of the  proposed  nominee and the information  concerning  such person which  Securities  and Exchange  Commission regulations  require be included in a proxy statement  relating to such person's election  as a  director.  Shareholders  should  recognize  that  so long as Mr.
Karabots  remains the Company's  controlling  shareholder,  his  concurrence  is necessary for the election of any director.

     In July 2004 in response to the  Governance  Standards,  the Board  adopted
Corporate Governance Guidelines (the "Guidelines") which address various matters involving  the Board and the conduct of its  business.  The Board also adopted a new Code of Business  Conduct and Ethics  setting  forth  principles of business conduct applicable to the directors,  officers and employees of the Company. The
Guidelines  and  Code of  Business  Conduct  and  Ethics  may be  viewed  on the
Company's  website at  amrepcorp.com,  and written  copies will be provided upon request to the Company at AMREP  Corporation,  641 Lexington  Ave., New York, NY
10022,  Attention:  Corporate Secretary.  The Company intends to disclose on its website  any  amendment  to or waiver of any  provision  of the Code of Business
Conduct and Ethics that applies to any of its executive officers,  including its principal financial and accounting officer.

                                      -6-

     Directors are expected to attend Annual Meetings of Shareholders and all of them attended last year's  Annual  Meeting,  except Mr. Belson who was unable to attend  because of illness.  The Board held six meetings  during the last fiscal year,  and all of the  directors  attended  at least  75% of the  total of those meetings and the meetings during such year of the Board Committees of which they were members.  Pursuant to the  Guidelines,  the Board has  established a policy that the  non-management  directors meet in executive session at least two times per year and that the  independent  directors also meet in executive  session at least twice per year.  The  Chairman of the Board  (currently,  Edward B. Cloues
II), if in  attendance,  will be the presiding  director at each such  executive session; otherwise, those attending will select a presiding director.

     Any  shareholder  wishing  to  communicate  with  the  Board  or any of the directors may send a written  communication to AMREP Corporation,  641 Lexington
Ave., New York, NY 10022,  Attention:  Corporate Secretary for forwarding to the intended person or persons.

     The Board has an Executive  Committee  which generally has the power of the
Board and acts as needed between meetings of the Board.  Also, in the absence of a Chief  Executive  Officer (the Company has not had a CEO since January  1996), the  Committee is charged  with the  oversight of the  Company's  business.  The current members of the Committee are Messrs.  Cloues,  Karabots and Russo,  with
Mr. Cloues as Chairman.  Mr. Cloues is compensated  for his services as Chairman of the Board and as Committee  Chairman at the rate of $135,000  per year,  such amount  being in addition to the fees paid him as a director and member of other
Committees.  During the last fiscal year, the Executive Committee met frequently on an informal basis but held no formal meetings.

     The Board also has an Audit Committee and a Human Resources Committee.  The
Human Resources Committee acts as a compensation committee. For fiscal 2004, the fee  payable  to  members  of the Audit  Committee  for each  Committee  meeting attended was $1,000.  For fiscal  2004,  the fee payable to members of the Human
Resources Committee for each Committee meeting attended was $750.

     Each member of the Audit Committee is an independent director as defined by the Governance Standards. The Committee operates under a written charter adopted by the Board of  Directors,  most  recently on July 13, 2004, a copy of which is attached  as  Appendix A to this Proxy  Statement  and may also be viewed on the
Company's website at amrepcorp.com. A shareholder may obtain a written copy upon request to the Company at AMREP Corporation,  641 Lexington Avenue, New York, NY
10022, Attention: Corporate Secretary. The duties of the Audit Committee include
(i) appointing the Company's independent auditors,  approving the services to be provided by the independent  auditors and their  compensation  and reviewing the auditors' independence and performance of services, (ii) reviewing the scope and results of the yearly audit by the  independent  auditors,  (iii)  reviewing the
Company's  system of internal  controls  and  procedures,  (iv)  reviewing  with management  and the  independent  auditors the  Company's  annual and  quarterly financial  statements,  (v)  reviewing  the  Company's  financial  reporting and

                                      -7-

accounting  standards and principles,  and (vi) overseeing the administration of the Guidelines.  This Committee  reports  regularly to the Board  concerning its activities. The current members of this Committee are Messrs. Belson, Coombs and
Seidman  (Chairman),  each  of whom  has  been  determined  by the  Board  to be independent  and  financially  literate  within the  meaning  of the  Governance
Standards.  The Board has also  determined  that Mr. Coombs,  who is a certified public accountant,  qualifies as an audit committee  financial expert within the meaning of Securities and Exchange Commission  regulations.  The Audit Committee held five meetings during the last fiscal year.

     The Human Resources Committee makes recommendations to the Board concerning compensation  and other matters  relating to employees and reports  regularly to the Board  concerning its activities.  The current members of this Committee are
Messrs. Cloues,  Karabots (Chairman) and Russo. This Committee held two meetings during the last fiscal year.

     For fiscal 2004 each non-employee director of the Company was paid a fee of
$20,000 in  addition  to fees paid to such  director  as a member of one or more
Board Committees.  Additionally,  under the 2002  Non-Employee  Directors' Stock
Plan,  each  non-employee  director  receives a grant from the  Company of 1,250 shares of its Common Stock on each March 15 and September 15 as partial  payment for services for the preceding six months.  The last sales prices for the Common
Stock on the New York Stock  Exchange on September  15, 2003 and March 15, 2004,
the fiscal 2004 grant dates, were $14.50 and $15.81,  respectively.  Also, under the Non-Employee  Directors Option Plan, on the first business day following the
Company's Annual Meeting of Shareholders each  non-employee  director is granted an option  covering  500 shares of Common  Stock of the  Company.  The price per share  payable  upon  exercise of such option is either (i) the mean between the highest and lowest  reported sale price of the Common Stock on the date of grant on the New York  Stock  Exchange,  or (ii) the  price of the last sale of Common
Stock on that  date as  quoted  on the New York  Stock  Exchange,  whichever  is higher. For the options granted following the 2003 Annual Meeting,  the exercise price is $15.19 per share.  Each  option  becomes  exercisable  as to all or any portion  of the  shares  covered  thereby  one year  after the date of grant and expires five years after the date of grant.

                                      -8-

                             EXECUTIVE COMPENSATION

     The  Summary  Compensation  Table  below  sets  forth  certain  information concerning the compensation of the Company's executive officers.*

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation
                                           ----------------------------------
                                                                 Other Annual
                                                                 Compensation
Name and Principal Position        Year    Salary($)   Bonus($)   ($) (a)(b)
---------------------------        ----    ---------   --------  ------------

James Wall                         2004    277,572     35,000        4,552
  Senior Vice President;           2003    273,801     20,000        3,567
  Chairman of the Board,           2002    271,281     12,000 (c)    3,500
  President and CEO of the
  Company's AMREP Southwest
  Inc. subsidiary

Peter M. Pizza                     2004    171,692     10,000        1,639
  Vice President and               2003    165,538     10,000         -0-
  Chief Financial Officer,         2002    160,000      7,500 (c)     -0-
  Treasurer and Secretary

Michael P. Duloc                   2004    217,042     12,500        4,298
  President and COO of the         2003    206,153      7,500        3,227
  Company's Kable News             2002    200,000     12,750 (c)    2,496
  Company, Inc. subsidiary
_____________________________________
(a)  Includes  amounts  contributed by the Company to the Company's  Savings and
     Salary Deferral Plan.
(b)  Other  compensation  in the form of personal  benefits to the named persons has been omitted because it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as to each.
(c)  The determination to award bonuses for fiscal 2002 was first made after the
     2002 Annual Meeting and therefore not disclosed in the Proxy  Statement for that Meeting.

Options

     No stock options were granted to or exercised by any of the officers  named in the Summary  Compensation  Table during the fiscal year ended April 30, 2004.
No stock options were held by any of such officers at April 30, 2004.

Human Resources Committee Executive Compensation Report

     The  Human  Resources   Committee  (the  "HRC"),   consisting  entirely  of
non-management  directors, is the Company's Compensation Committee.  Its current members  are  Messrs.  Cloues,  Karabots  and Russo.  The HRC's  recommendations

____________________________
* Since January 1996, the Company has not had a CEO.

                                      -9-

regarding  executive  compensation must be approved by the Board of Directors or its Executive Committee.

                   Compensation Policy for Executive Officers
                   ------------------------------------------
     The  HRC's   compensation   policy  for   executive   officers  is  to  pay
competitively  while  balancing pay versus  performance and otherwise to be fair and equitable in the  administration of compensation.  In determining the salary to be paid to a particular individual,  the HRC applies the above criteria while also using its best  judgment of  compensation  applicable  to other  executives holding comparable positions both within the Company and at other companies.

     With respect to salaries,  bonuses and other compensation and benefits, the decisions and recommendations of the HRC are subjective and are not based on any list of specific criteria.  We believe that the compensation received by each of the executive officers for fiscal 2004 was reasonable. The Company has not had a
Chief  Executive  Officer since January 1996 when the employment of the then CEO was terminated due to disability,  and senior  management now operates under the supervision  of the Executive  Committee of the Board and its  Chairman,  who is
also the Chairman of the Board.

     In fiscal 2004, the HRC recommended the payment of bonuses to the executive officers based on the HRC's  evaluation of the officers' fiscal 2003 performance and also  recommended  salary  increases based on this and other factors.  These recommendations  were accepted by the Board of Directors and  implemented in the summer of 2003 as to bonuses and the fall of 2003 as to salary increases.  Early in fiscal 2005,  the HRC  recommended  and the Board of  Directors  approved the payment of bonuses to the executive  officers  based on the HRC's  evaluation of their performance in fiscal 2004.

     There have been no stock options granted to executive officers since fiscal
1995.

     Payments during fiscal 2004 to the Company's  executives as discussed above were made with  regard  to the  provisions  of  Section  162(m) of the  Internal
Revenue  Code.  Section  162(m)  limits the  deduction  that may be claimed by a
"public  company" for  compensation  paid to certain  individuals  to $1 million except  to  the  extent  that  any  excess  compensation  is  "performance-based compensation".  It is the HRC's intention that  compensation will not be awarded which exceeds the deductibility limits of Section 162(m).

                Bases for Chief Executive Officer's Compensation
                ------------------------------------------------
     Since January 1996, the Company has not had a CEO.

                                        Nicholas G. Karabots, Chairman
                                        Edward B. Cloues II
         July 13, 2004                  Albert V. Russo

                                      -10-

Compensation Committee Interlocks and Insider Participation

     On August 4, 1993,  pursuant to an agreement  with Nicholas G. Karabots and two  corporations he then owned, the Company acquired for its Kable News Company subsidiary  ("Kable")  various  rights to distribute  magazines,  and in payment issued a total of 575,593 shares of the Company's Common Stock. The distribution rights covered various magazines published by unaffiliated publishers as well as magazines published by publishers controlled by Mr. Karabots.

     As a distributor,  Kable  purchases  magazines from  publishing  companies, including  those  owned or  controlled  by Mr.  Karabots,  and  resells  them to wholesalers.  During  the fiscal  year ended  April 30,  2004,  Kable  purchased magazines  from  Mr.  Karabots'  companies  for a total of  approximately  $25.5 million and resold them at higher  prices.  Kable  reports as revenues  only the spread  between the prices it pays  publishers  and the prices it  receives  for copies sold to its wholesaler customers. The $25.5 million paid to Mr. Karabots'
companies  represents 18.4% of the  approximately  $138.7 million Kable paid all publishers  in fiscal  2004.  Consistent  with  industry  practice,  Kable makes advance payments to publishers,  including Mr. Karabots'  companies,  based upon its  estimates  of the  amounts  that  will be due them  from the sales of their publications to the buying public.  If the actual sales are less than estimated, overadvances  will result which the publishers are obligated to repay  promptly, without interest.  The total overadvance to Mr. Karabots'  companies at June 30,
2004 was approximately  $68,000,  and its highest amount between May 1, 2003 and
June 30, 2004 was approximately $311,000.

     Kable's   distribution   agreements  with  publishing  companies  owned  or
controlled by Mr.  Karabots  were  scheduled to expire August 1, 2003. A special committee  of the Board of  Directors  comprised  of Messrs.  Belson,  Russo and
Seidman (the "Special Committee") was appointed,  with full power to act for the
Company,  to  consider  and,  if  deemed  appropriate,  approve  the  terms  and conditions of extensions of those agreements as well as the terms and conditions of any and  all new  contracts  or  other  material  modifications  to  existing contracts  between  Kable and Mr.  Karabots'  companies.  During fiscal 2004 the agreements  were  extended  on terms that  provided  for higher  payments to the publishing  companies  than  previously  pertained.  Effective July 1, 2004, the agreements  were  extended for an  additional  eleven months on the same payment terms as were  then in effect  and  amended  to  increase  the level of  advance payments  for the first  four  months  of the  extension  and to add  additional publications for distribution. The Special Committee believes that the terms and conditions of such extensions and amendments are fair and reasonable and no less
favorable  to  Kable  than  would  be  obtained  in   comparable   arm's  length
transactions  with an unaffiliated  publisher having the same volume of business as Mr. Karabots' companies.

     Kable also performs  fulfillment services for publishing companies owned or controlled  by Mr.  Karabots  which,  in recent years until  August  2003,  were provided  on a  month-to-month  basis  under  the  terms of  contracts  for such services  which had expired on October 6, 2000. In accordance  with the approval of the Special Committee,  those contracts have been extended to August 1, 2006, and from year to year  thereafter  unless  terminated  at the election of either

                                      -11-

party,  on  substantially  the same terms except that Kable may receive  certain annual  rate  increases  based on cost of living  changes.  In  authorizing  the extensions,  the  Special  Committee  concluded  that  the  terms  were  no less favorable  to  Kable  than  would  be  obtained  in a  comparable  arm's  length transaction with an unaffiliated  publisher.  For fiscal 2004,  Kable's revenues for these services were $339,000.

     Mr. Karabots is a director,  Chairman of the Human Resources  Committee and the  father-in-law  of Michael P. Duloc,  one of the  executive  officers of the
Company.

Performance Graph

     The following graph compares the cumulative total shareholder return on the
Company's Common Stock with the cumulative total return of the Standard & Poor's
500 Index and 27 companies  with market  capitalizations  similar to that of the
Company  ("Similar  Cap  Issuers"),  for the five  years  ended  April 30,  2004
(assuming the  investment  of $100 in the stock of the Company,  the S&P 500 and the  Similar  Cap  Issuers  on  April  30,  1999,  and the  reinvestment  of all dividends).  The  Company  cannot  identify  an  index  of  issuers  engaged  in operations  similar to those in which it is currently  engaged and therefore has determined to use the Similar Cap Issuers for purposes of comparison.

                       1999     2000      2001      2002      2003      2004
                       ----     ----      ----      ----      ----      ----
AMREP CORP              100    86.96     67.83    139.13    163.48    307.11
S&P 500 INDEX           100   110.13     83.74     83.74     72.60     89.21
SIMILAR CAP ISSUERS     100   134.79    123.21    123.21     87.21    145.91

                                      -12-

     The Similar Cap Issuers  are:  America  First  Apartment  Investors,  Inc.,
Codorus  Valley  Bancorp,   Inc.,   Conrad   Industries,   Inc.,  DNB  Financial
Corporation,  Eagle  Supply  Group,  Inc.,  Edge  Petroleum  Corporation,  Inc.,
Exponent,  Inc., Featherlite,  Inc., Genta Incorporated,  Harold's Stores, Inc.,
Intest Corporation,  Irvine Sensors  Corporation,  JMAR Technologies,  Inc., KCS
Energy, Inc., KMG Chemicals, Inc., LSB Corporation,  Mesabi Trust, The Middleton
Doll  Company,  Nano-Proprietary,  Inc.,  Nobility  Homes,  Inc.,  North America
Scientific,  Inc., Onspan Networking,  Inc., PVF Capital Corp.,  Quality Dining,
Inc.,  Startech  Environmental  Corporation,  Thomas  Group,  Inc.  and Westbank
Corporation.

     As a result of changes in market capitalizations from year to year, none of the  companies  comprising  the Similar Cap Issuer index in the  Company's  2003
Proxy  Statement  met the criteria for inclusion in the Similar Cap Issuer index in this Proxy Statement. The 2003 Similar Cap companies were: Alliance Financial
Corporation,  American Science and Engineering,  Inc.,  Avanir  Pharmaceuticals,
Capital Corp. of the West, The Eastern Company, Featherlite, Inc., Federal Screw
Works,   Finishmaster,   Inc.,  First  Midwest  Financial,   Inc.,  First  State
Bancorporation,  FSF Financial  Corp.,  Gold Reserve Inc.,  Hawthorne  Financial
Corporation,  Hemispherx  Biopharma,  Inc., ID Biomedical  Corporation,  K-Swiss
Inc.,  Lynx  Therapeutics,   Inc.,   Monarch  Casino  &  Resort,   Inc.,  Neogen
Corporation,  Nyfix,  Inc.,  Orphan Medical,  Inc., The Stephan Co.,  Stratasys,
Inc., TTI Team Telecom  International  Limited,  Universal Display  Corporation,
Utah Medical Products, Inc. and Xenova Group PLC.

Equity Compensation Plan Information

     The following table sets forth  information as of April 30, 2004 concerning
Common Stock of the Company which is issuable under its compensation plans.

                                                                                                     (C)
                                                   (A)                     (B)             Number of securities
                                         Number of securities     Weighted average        remaining available for
                                          to be issued upon       exercise price of     future issuance under equity
                                             exercise of             outstanding        compensation plans (excluding
                                         outstanding options,      options, warrants       securities reflected in
             Plan Category                 warrants and rights        and rights                column (A))
             -------------                 -------------------        ----------                -----------
 Equity compensation plans approved by
 shareholders                                     9,500                  $9.12                   15,000 (1)
 Equity compensation plans not
 approved by shareholders                           -                      -                     42,500 (2)
                                                  -----                                          ------

 Total                                            9,500                                          57,500
                                                  =====                                          ======

    ____________________________
     (1)  Consists  of shares  available  for  options  to be  issued  under the
          Non-Employee Directors Option Plan.
     (2)  Consists of shares available for issuance under the 2002  Non-Employee
          Directors' Stock Plan.

                                      -13-

     On December 5, 2002, the Board of Directors  adopted the AMREP  Corporation
2002  Non-Employee  Directors'  Stock Plan and reserved  65,000 shares of Common
Stock of the Company for issuance thereunder. Under this Plan, each non-employee director  receives a grant from the Company of 1,250 shares on each March 15 and
September 15 as partial payment for services for the preceding six months.

Retirement Benefits

     The Company's  executive  officers  participate  in a Retirement  Plan (the
"Plan")  which was amended  effective  January 1, 1998 and  subsequently  frozen effective March 1, 2004 so that in the  determination of the benefit payable,  a participant's  compensation  from and  after  March 1,  2004 is not  taken  into account.  Prior to the 1998  amendment,  the Plan  provided  a  monthly  benefit payable at age 65 to  employees  with five or more years of service in an amount equal to 1.125% of the employee's highest  consecutive  60-month average monthly earnings up to a specified  amount related to the social security wage base plus
1.5% of such earnings in excess of such specified amount, multiplied by years of service not to exceed 35. From and after  January 1, 1998  through  February 29,
2004, each  participant's  benefit was the amount of the monthly benefit accrued for that  participant  as of December 31, 1997 under the terms of the Plan prior to the 1998 amendment,  plus an additional  benefit determined by establishing a cash balance account for the  participant to which was allocated  annually 2% of the  participant's  compensation  plus an  annual  interest  credit of 5% of the amount in such  account.  The cash  balance  account may be  converted to a life annuity or may be taken in a lump sum. After February 29, 2004, a  participant's benefit  under  the  Plan  is the  sum of (i) the  actuarial  equivalent  of the participant's cash balance account as of February 29, 2004, plus interest on the cash  balance  account  at the rate of 5% per year,  and (ii) the  participant's monthly pension benefit under the Plan as at December 31, 1997.

     Mr.  Wall has passed the normal  retirement  age of 65 under the Plan.  His annual  retirement  benefit  under the Plan had he elected  to receive  the life annuity pension at normal retirement age would have been $54,290.  Mr. Pizza has eight  years of  credited  service  and Mr.  Duloc has eleven  years of credited service.  Assuming that (i) they continue to be employed  until age 65, and (ii)
they elect the life annuity form of pension,  their annual  retirement  benefits are estimated to be: Mr. Pizza - $5,732 and Mr. Duloc - $11,518.

Certain Transactions

     See  "Compensation  Committee  Interlocks  and Insider  Participation"  for
information concerning transactions involving Nicholas G. Karabots.

                                      -14-

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended,  requires the Company's directors,  executive officers and holders of more than 10% of its
Common  Stock to file  initial  reports of  ownership  and reports of changes of ownership of the Common Stock with the  Securities  and Exchange  Commission and the New York Stock  Exchange.  The  related  regulations  require  copies of the reports to be provided to the Company.

     Based upon a review of the copies of the  reports  received  by the Company and certain written  representations  from the directors and executive officers, the Company  believes that for the fiscal year ended April 30, 2004 all required
Section 16(a) reports were filed on time.

                                    AUDITORS

     The consolidated  financial  statements of the Company and its subsidiaries included in the Annual  Report to  Shareholders  for the fiscal year ended April
30, 2004 have been  examined  by  McGladrey & Pullen,  LLP,  independent  public accountants.  No representative of McGladrey & Pullen, LLP is expected to attend the Annual  Meeting.  The Audit  Committee has not yet acted with respect to the selection of auditors for fiscal 2005.

Audit Committee Report

     The Audit  Committee  has  reviewed and  discussed  the  Company's  audited financial statements with management,  which has primary  responsibility for the financial  statements.  McGladrey & Pullen,  LLP, as the  Company's  independent auditors,  are  responsible  for  expressing an opinion on the conformity of the
Company's  audited  financial  statements  with  generally  accepted  accounting principles. The Committee has discussed with McGladrey & Pullen, LLP the matters that are required to be discussed  by  Statement  on Auditing  Standards  No. 61
(Communication With Audit Committees).  McGladrey & Pullen, LLP have provided to the Committee the written  disclosures  and the letter  required by Independence
Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the  Committee  has  discussed  with  McGladrey  & Pullen,  LLP that  firm's independence. Based on these considerations,  the Audit Committee recommended to the Board of Directors that the  consolidated  financial  statements  audited by
McGladrey & Pullen,  LLP be included in the Company's annual report on Form 10-K for fiscal 2004.

     The foregoing report is provided by the following  directors who constitute the Audit Committee:

                                                     Samuel N. Seidman, Chairman
                                                     Jerome Belson
         July 13, 2004                               Lonnie A. Coombs

                                      -15-

Audit Fees

     The following table sets forth certain  information  concerning the fees of
McGladrey & Pullen,  LLP for the Company's  last two fiscal years.  The reported fees,  except the Audit Fees, are amounts billed to the Company in the indicated
fiscal years. The Audit Fees are for services for those fiscal years.

                                                  Fiscal Year Ended April 30,
                                                  ---------------------------
                                                2004                   2003 (4)
                                                ----                   ----
Audit Fees (1)..........................     $ 112,368              $ 94,691
Audit-Related Fees (2)..................       106,609                22,826
Tax Fees (3)............................        46,276                54,424
All Other Fees..........................         -                     -
___________________
(1)  Includes fees for the audit of the Company's  annual  financial  statements and for  review  of the  unaudited  financial  statements  included  in the
     Company's  quarterly  reports to the Securities and Exchange  Commission on
     Form 10-Q.
(2)  Includes fees for benefit plan audits and, in fiscal 2004,  an  acquisition audit and an information systems controls review.
(3)  Includes  fees for tax  compliance,  tax advice and tax planning  services.
     Such services  principally involved reviews of the Company's federal income tax returns and advice on the tax treatment of certain transactions.
(4)  The  reported  fees for  fiscal  2003 have  been  reclassified  from  those reported  in last  year's  Proxy  Statement  to  conform  with the  revised
     presentation   now  called  for  by  Securities  and  Exchange   Commission
     regulations.

Pre-Approval Policies and Procedures

     The Audit Committee  pre-approves  all audit services to be provided by the independent public accountants and, separately, all permitted non-audit services to be performed by the independent public accountants.

                                  OTHER MATTERS

     The Board of  Directors  knows of no matters  which will be  presented  for consideration  at the Annual Meeting other than the matters  referred to in this
Proxy  Statement.  Should  any other  matters  properly  come  before the Annual
Meeting,  it is the intention of the persons named in the accompanying  proxy to vote such proxy in accordance with their best judgment.

                             SOLICITATION OF PROXIES

     The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse  brokers and other nominees for the expense of forwarding proxy materials to the beneficial  owners

                                      -16-

of stock held in their names.  Directors,  officers and employees of the Company may solicit proxies on behalf of the Board of Directors but will not receive any additional compensation therefor.

                              SHAREHOLDER PROPOSALS

     From  time to time  shareholders  present  proposals  which  may be  proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Shareholders who intend to present proposals at the 2005 Annual Meeting and who wish to have such proposals  included in the Company's  Proxy  Statement for the 2005 Annual  Meeting must be certain that such proposals are received by the  Company's  Secretary at the  Company's  executive  offices,  641  Lexington
Avenue,  New York, New York 10022,  not later than April 1, 2005. Such proposals must  meet the  requirements  set  forth in the  rules  and  regulations  of the
Securities and Exchange  Commission in order to be eligible for inclusion in the
Proxy  Statement.  For any proposal  that is not submitted for inclusion in next year's Proxy  Statement  but is instead  sought to be presented  directly at the
2005 Annual Meeting,  Securities and Exchange Commission rules permit management to vote proxies in its  discretion if the Company does not receive notice of the proposal prior to the close of business on June 24, 2005.

                                     By Order of the Board of Directors

                                     Peter M. Pizza, Secretary

Dated:     July 29, 2004

     Upon the written  request of any  shareholder  of the Company,  the Company will provide to such  shareholder a copy of the Company's  annual report on Form
10-K for 2004,  including the financial  statements  and the schedules  thereto, filed  with the  Securities  and  Exchange  Commission.  Any  request  should be directed to Peter M. Pizza, Secretary, AMREP Corporation,  641 Lexington Avenue,
New York, New York 10022.  There will be no charge for such report unless one or more exhibits  thereto are  requested,  in which case the  Company's  reasonable expenses of furnishing exhibits may be charged.

                                      -17-

                                                                      APPENDIX A

                                AMREP CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                              Adopted July 13, 2004

Membership

The Audit Committee (the  "Committee")  shall consist of three or more directors all of whom  shall  (i) have been  determined  by the  Board of  Directors  (the
"Board") to be  independent  within the  meaning of the New York Stock  Exchange
Corporate  Governance  Standards and (ii) meet the independence  requirements of the Securities Exchange Act of 1934, as amended, and the Rules of the Securities and  Exchange  Commission.  Each  Committee  member shall in the judgment of the
Board be financially  literate. In addition, at least one Committee member shall in the judgment of the Board be an "audit committee financial expert" within the meaning of the rules and regulations of the Securities and Exchange  Commission, and at least one Committee member (who may also be an audit committee  financial expert) shall in the judgment of the Board have accounting or related  financial management expertise.

Purpose

The purpose of the  Committee  is to (A) assist the Board with the  oversight of
(a) the  integrity of the  Company's  financial  statements,  (b) the  Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications  and  independence,  and (d)  the  performance  of the  Company's internal audit function and the independent  auditor, and (B) perform the duties set forth below.

Duties

The Committee shall:

1.   Appoint and retain, and when appropriate  terminate,  the public accounting firm  ("independent  auditor")  engaged by the  Company  for the purpose of preparing or issuing an audit  report or  preparing  audit review or attest services, set the independent auditor's compensation, oversee its work, and resolve any  disagreement  between  management and the independent  auditor regarding financial reporting.

2.   Establish  policies and procedures  for the  engagement of the  independent auditor to provide audit and permitted non-audit services.

3.   Pre-approve  all audit services to be provided by the  independent  auditor and,  separately,  all permitted  non-audit services to be performed by the independent auditor.

4.   At least annually,  obtain and review a report by the  independent  auditor
     describing  (i)  the   independent   auditor's   internal   quality-control

                                      A-1

     procedures,  (ii) any material  issues  raised by the most recent  internal quality-control  review, peer review or Public Company Accounting Oversight
     Board  review,  of  the  firm,  or  by  any  inquiry  or  investigation  by governmental or professional authorities,  within the preceding five years, respecting one or more independent  audits carried out by the firm, and any steps taken to deal with any such issues.

5.   At least  annually,  consider the  qualifications  and  independence of the independent  auditor,  including  whether the provision by the  independent
     auditor  of   permitted   non-audit   services  is   compatible   with  its
     independence,  and obtain and review a report from the independent  auditor describing  all  relationships  between  the  independent  auditor  and the
     Company and its subsidiaries.

6.   Review with the independent  auditor: (a) the scope, timing, and results of each audit, (b) any problems or difficulties  that the independent  auditor encountered in the course of the audit work and management's  response, and
     (c) any questions,  comments,  or suggestions the  independent  auditor may have  relating to the  internal  controls,  and  accounting  practices  and procedures, of the Company or its subsidiaries.

7.   Review  with the  independent  auditor  at least  annually,  the  scope and results of the internal  audit  program,  including then current and future programs of the Company's  internal  auditor,  procedures for  implementing
     accepted   recommendations   made  by  the  independent  auditor,  and  any
     significant matters contained in reports from the internal auditor.

8.   Review with the independent  auditor,  with the Company's internal auditor, and with  management (a) the adequacy and  effectiveness  of the systems of internal controls  (including any significant  deficiencies and significant changes in internal  controls  reported to the Committee by the independent auditor or management),  accounting practices,  and disclosure controls and procedures  (and  management  reports  thereon),  of the  Company  and  its subsidiaries;  and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

9.   Review with  management  and the  independent  auditor  the annual  audited financial  statements and quarterly unaudited  financial  statements of the
     Company,  including  (a)  the  Company's  disclosures  under  "Management's
     Discussion and Analysis of Financial  Condition and Results of Operations",
     (b) any material  changes in  accounting  principles  or practices  used in preparing the financial  statements prior to the filing of a report on Form
     10-K or 10-Q with the Securities and Exchange Commission, and (c) the items required by Statements on Auditing Standards 61 and 100 (or any superseding
     Statements).

10.  Recommend to the Board of Directors,  based on the reviews set forth above, whether the annual audited  financial  statements should be included in the
     Company's annual report on Form 10-K.

11.  Review  the  Company's   earnings  press  releases  as  well  as  financial
     information and earnings guidance provided to analysts and rating agencies.

                                      A-2

12.  Discuss  Company   policies  with  respect  to  risk  assessment  and  risk
     management,  and  review  contingent  liabilities  and  risks  that  may be material to the Company and its  subsidiaries  on a consolidated  basis and major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

13.  Establish procedures for the confidential and anonymous receipt, retention, and treatment of complaints  regarding the Company's  accounting,  internal controls, and auditing matters, as well as for the confidential,  anonymous
     submissions  by  Company  employees  of  concerns  regarding   questionable
     accounting or auditing matters.

14.  Establish  clear policies for the hiring of employees and former  employees of the independent auditor.

15.  Obtain the advice and assistance,  as appropriate,  of independent  counsel and other  advisors as  necessary  to fulfill the  responsibilities  of the
     Committee,  and receive appropriate funding from the Company, as determined by the Committee, for the payment of compensation to any such advisors.

16.  Conduct an annual  performance  evaluation  of the  Committee  and annually evaluate the adequacy of its charter.

17.  Oversee  the  administration  and  enforcement  of the  Company's  Code  of
     Business  Conduct  and  Ethics  and  the  Company's  Corporate   Governance
     Standards.

Meetings

The  Committee  shall meet at least four times each year and at such other times as it deems  necessary  to fulfill its  responsibilities.  The  Committee  shall periodically  meet  separately,  in  executive  session,  with  management,  the internal  auditor  and the  independent  auditor.  The  Committee  shall  report regularly to the Board of  Directors  with  respect to its  activities  and make recommendations to the Board of Directors as appropriate.

Report

The  Committee  shall  prepare a report each year for inclusion in the Company's annual proxy statement relating to the election of directors.

                                      A-3

  PROXY                           AMREP CORPORATION                       PROXY

                       SOLICITED BY BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                     The Conference Center at Normandy Farm
               Route 202 and Morris Road, Blue Bell, Pennsylvania
                    September 21, 2004, 9:00 A.M. Local Time

     The undersigned hereby appoints Edward B. Cloues II and Peter M. Pizza, and each of them acting alone, with full power of substitution,  proxies to vote the
Common Stock of the  undersigned at the 2004 Annual Meeting of  Shareholders  of
AMREP Corporation, and any adjournment thereof, for the election of directors as set forth in the Proxy  Statement of the Board of Directors dated July 29, 2004, and upon all other matters which come before said meeting or any continuation or adjournment thereof.

     Receipt of the Notice of Annual Meeting of  Shareholders  and  accompanying
Proxy Statement of the Board of Directors is acknowledged.

     Unless  otherwise  specified,  this proxy will be voted FOR the election of directors as set forth in the Proxy Statement.

                         (Continued and to be dated and signed on reverse side.)

        PLEASE MARK, DATE SIGN
        AND MAIL YOUR PROXY                          |X|
        PROMPTLY IN THE ENVELOPE            Votes MUST be indicated
        PROVIDED.                           (x) in Black or Blue ink.

A vote FOR ITEM 1 is recommended by the Board of Directors.

1.   FOR ELECTION OF TWO (2) DIRECTORS AS DESCRIBED IN THE PROXY  STATEMENT OF
     THE BOARD OF DIRECTORS.

                 _                                _                  _
FOR all nominees|_|    WITHHOLD AUTHORITY to vote|_|    * Exceptions|_|
listed below           for all nominees listed below

Nominees: Samuel N. Seidman, Lonnie A. Coombs

(INSTRUCTION:  To withhold  authority to vote for any  individual nominee,  mark the "Exceptions" box and write that nominee's name in the space provided below.)

                                                                              _
*Exceptions _________________________________  To change your address, please|_|
                                               mark this box.

          If stock is held in the name of more  than  one  person,  all  holders should sign.  Sign  exactly as name or names  appear at left.  Persons signing in a fiduciary capacity should include their title as such.

       ______________________________              _____________________________

       Date     Share owner sign here              Co-Owner sign here